EXHIBIT 12

                        HASBRO, INC. AND SUBSIDIARIES
               Computation of Ratio of Earnings to Fixed Charges
                         Quarter Ended April 2, 1995

                            (Thousands of Dollars)





Earnings available for fixed charges:
  Net earnings                                                   $21,683
  Add:
    Fixed charges                                                  9,171
    Income taxes                                                  13,574
                                                                  ------
      Total                                                      $44,428
                                                                  ======


Fixed Charges:
  Interest on long-term debt                                     $ 2,490
  Other interest charges                                           3,333
  Amortization of debt expense                                        85
  Rental expense representative
   of interest factor                                              3,263
                                                                  ------
      Total                                                      $ 9,171
                                                                  ======

Ratio of earnings to fixed charges                                  4.84
                                                                  ======